EXHIBIT 3.1

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST

BRT REALTY TRUST

TABLE OF CONTENTS

ARTICLE I-NAME, PRINCIPAL PLACE OF BUSINESS AND TITLE TO PROPERTY		2
1.1	Name	2
1.2	Location	2
1.3	Nature of Trust	2
1.4	Definitions	2

ARTICLE II-TRUSTEES		6
2.1	Number and Qualification	6
2.2	Term and Election	7
2.3	Resignation and Removal	7
2.4	Vacancies	8
2.5	Meetings	8
2.6	Executive and Investment Committees	9
2.7	Officers	9
2.8	By-Laws	9
2.9	Trustees May Own Shares	9

ARTICLE III-POWERS OF THE TRUSTEES		9
3.1	General	9
3.2	Investments	10
3.3	Appraisals	10
3.4	Legal Title	10
3.5	Disposition, Renting, Etc. of Assets	11
3.6	Financing; Issuance of Securities; Facsimiles	11
3.7	Taxes	12
3.8	Right as Holder of Mortgages and Securities	12
3.9	Collection	13
3.10	Expenses	13
3.11	Guaranties	13
3.12	Deposits	13
3.13	Allocation	14
3.14	Valuation	14
3.15	Fiscal Year	14
3.16	FHA Qualification	14
3.17	Power to Contract	14
3.18	Organization of Business Entities	15

3.19	Associations	15
3.20	Insurance	15
3.21	Pension and Other Plans	16
3.22	Seal	16
3.23	Charitable Contributions	16
3.24	Indemnification	16
3.25	Remedies	16
3.26	Trustees May Appoint Advisor	16
3.27	Independence of Trustees	17
3.28	Prohibition Against Self-Dealing and Misuse of Trust Assets	17
3.29	Further Powers	20
3.30	Transfer of Advisory Contract	20
3.31	Qualification as “Real Estate Investment Trust”	20

ARTICLE IV-INVESTMENT POLICIES		21
4.1	Statement of Investment Policy	21
4.2	Uninvested Assets	21
4.3	Restrictions	22

ARTICLE V-LIMITATIONS OF LIABILITY		23
5.1	Liability to Third Persons	23
5.2	Liability to Trust of to Shareholders	23
5.3	Indemnification	23
5.4	Surety Bonds	24
5.5	Apparent Authority	25
5.6	Express Exculpatory Clauses in Instruments	25
5.7	Reliance on Experts, Etc.	25

ARTICLE VI-SHARES OF BENEFICIAL INTEREST		25
6.1	Description of Shares	25
6.2	Shares Represent Beneficial Interest or Preferred Interest	26
6.3	Certificates and Transfer	27
6.4	Issuance of Shares and Fractional Shares	27
6.5	Shareholder Register	27
6.6	Transfer Agents and Registers	28
6.7	Method of Transfer	28
6.8	Transfers by Operation of Law	28
6.9	Form of Ownership of Shares	28
6.10	Limitation of Trustees’ Duty to Inquire	29
6.11	Replacement of Lost Certificates	29
6.12	Dividends, Distributions and Retained Earnings	29
6.13	Statement of Source of Distributed Funds	30
6.14	Shareholders Notices	30
6.15	Purchase of Trust Shares	30
6.16	Trustees May Purchase or Sell Shares	30
6.17	Information from Holders of Securities of the Trust	30
6.18	Warrants	30

6.19	No Pre-emptive Rights	31
6.20	Redemption and Stop Transfers for Tax Purposes	31
6.21	Issuance of Units	32

ARTICLE VII-RIGHTS OF SHAREHOLDERS		32
7.1	Limits of Shareholder Interest	32
7.2	Death of Shareholder	32
7.3	Meetings of Shareholders	32
7.4	Notice of Meetings	33
7.5	Majority for Quorum	33
7.6	Voting Rights of Shareholders	33
7.7	Record Date for Meetings	34
7.8	Proxies	34
7.9	Reports	34
7.10	Inspection of Records	35

ARTICLE VIII-AMENDMENT OR TERMINATION OF TRUST		35
8.1	Amendment or Termination	35
8.2	Power to Effect Reorganization	36
8.3	Compliance with Internal Revenue Code	36
8.4	Trustees May Terminate Prior to Effective Date	37

ARTICLE IX-MISCELLANEOUS		37
9.1	Recording	37
9.2	Counterparts	37
9.3	Reliance by Third Parties	37
9.4	Governing Law	38
9.5	Construction of Trust Instrument	38

ARTICLE X-DURATION OF TRUST		39
10.1	Duration	39

THIRD AMENDED

AND RESTATED

DECLARATION OF TRUST

OF

BRT REALTY TRUST

This Third Amended and Restated Declaration of Trust of BRT Realty Trust, a Massachusetts business trust (the “Trust”), dated as of October 5, 2005, is made by a majority of the Trustees of the Trust, having a usual place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, and filed in the office of the Secretary of the Commonwealth of Massachusetts and in the office of the Clerk of the City of Boston, has been restated in its entirety by the affirmative vote of a majority of the Trustees pursuant to Section 9.1 of the Second Amended and Restated Declaration of Trust, as amended, as follows:

WHEREAS, the Trust was organized as a Massachusetts business trust under the name “Berg Enterprises Realty Group” with the filing of its Declaration of Trust, dated June 16, 1972, in the office of the Secretary of the Commonwealth of Massachusetts and in the office of the Clerk of the City of Boston;

WHEREAS, a First Amended and Restated Declaration of Trust, dated November 6, 1972, was filed in the office of the Secretary of the Commonwealth of Massachusetts;

WHEREAS, the Trust changed its name to BRT Realty Trust by the filing of a Certificate of Amendment to Declaration of Trust, dated June 17, 1975, in the office of the Secretary of the Commonwealth of Massachusetts;

WHEREAS, a Second Amended Declaration of Trust, dated January 27, 1984, was filed in the office of the Secretary of the Commonwealth of Massachusetts;

WHEREAS, amendments to the Second Amended and Restated Declaration of Trust, dated August 20, 1986, March 2, 1987, and March 2, 1988, respectively, and a Certificate of Designations, dated July 7, 1993 (which designated and authorized a series of preferred stock of the Trust that has been subsequently canceled pursuant to its terms), were filed in the office of the Secretary of the Commonwealth of Massachusetts;

WHEREAS, the Trustees desires to restate the Second Amended and Restated Declaration of Trust, as amended, in its entirety.

NOW, THEREFORE, the Second Amended and Restated Declaration of Trust is hereby restated in its entirety as follows:

ARTICLE I

NAME, PRINCIPAL PLACE OF BUSINESS AND TITLE TO PROPERTY

Section 1.1 Name. The name of the trust created by this Declaration of Trust is BRT Realty Trust (hereinafter called the “Trust”) and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and be sued under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees, or Shareholders of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper and the Trustees may hold property and conduct the Trust’s activities under such designation or name.

Section 1.2 Location. The principal place of business shall be in Great Neck, New York*, at such address as the Trustees may from time to time designate; however, the Trustees may change the principal place of business to any other location as they in their discretion determine appropriate. The Trust may have such other offices or places of business as the Trustees may from time to time determine.

Section 1.3 Natures of Trust. The Trust shall be of the type commonly termed a Massachusetts business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company, but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Internal Revenue Code (as hereinafter defined). The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in-that capacity in accordance with the rights conferred upon them hereunder. The Trust may, but is not required to, conduct business in a manner intended to qualify as a “real estate investment trust” as that term is defined in the REIT Provisions of the Internal Revenue Code and this Declaration of Trust, and all actions of the Trustees hereunder shall be construed in accordance with such intent.

Section 1.4 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context hereof otherwise requires:

“Advisor” shall mean any Person appointed, employed or contracted with by the Trustees pursuant to the provisions of Section 3.26 hereof.

“Affiliate” shall mean as to any corporation, partnership or trust, any Person who (a) holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such corporation, partnership or trust or (b) is an officer, director, employee, general partner or trustee of such corporation, partnership or trust or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership or trust, or (c) directly or indirectly controls, is controlled by, or is under common control with, such corporation, partnership or trust.

*	60 Cutter Mill Road, Suite 303, Great Neck, NY 11021

“Appraisal” shall mean a determination of the fair market value, as of the date of the Appraisal, of Real Property in its existing state or in a state to be created, by any bank, insurance company or other Person which makes appraisals in connection with its lending, brokerage or servicing activities (whether or not an Affiliate of the Advisor), or by a disinterested Person having no economic interest in the Real Property, provided such Person is, in the sole judgment of the Trustees, properly qualified to make such a determination.

“Certificates of Deposit” shall mean evidence of deposits in, or obligations of, banking institutions and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System.

“Construction Loans” shall mean Mortgage Loans made to finance the construction of buildings and other improvements on land and may include the financing of all or part of the cost of the acquisition, of such land (including leaseholds therein).

“Conventional Loans” shall mean Mortgage Loans (which may be Construction, Development or Permanent Loans) which are not guaranteed by FHA or VA.

“Declaration of Trust” shall mean this Declaration of Trust as amended, restated or modified from time to time. References in this Declaration of Trust to “Declaration” “hereof”, “herein” and “hereunder” shall be deemed to refer to the Declaration of Trust and shall not be limited to the particular text, article or section in which such words appear.

“Development Loans” shall mean Mortgage Loans made to finance the development of land into a site or sites suitable for the construction of improvements thereon or suitable for other residential, recreational, commercial, industrial or public uses and may include the financing of all or part of the cost of the acquisition of such land (including leaseholds therein).

“Equity Investments in Real Property” shall mean investments in the ownership of, or participations in the ownership of, Real Property including the development thereof and any interest therein other than Mortgage Loans or any type of interest in any corporation or other entity principally involved in owning, developing, improving, financing, operating or managing Real Property.

“Equity Securities” shall mean Shares and other Securities of the Trust convertible at any time into shares with or without the payment of additional consideration.

“FHA” shall mean the Federal Housing Administration and any successor thereto.

“FHA Loans” shall mean loans guaranteed by the FHA.

“First Mortgage” shall mean a Mortgage which takes priority or precedence over all other charges or encumbrances upon Real Property, other than a leasehold interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale or other disposition of such Real Property. However, such priority shall not be deemed to be abrogated by liens for taxes, assessments which are not due or remain payable without penalty, contracts and leases acceptable to the Trust (other than contracts for repayment of borrowed monies) mechanics’ and material men’s liens and other similar liens for work performed and materials furnished for the improvement of real estate which are not in default or are in good faith being contested, and other claims normally deemed in the same jurisdiction in which the Real Property is located to abrogate the priority of a first mortgage.

“First Mortgage Loans” shall mean Mortgage Loans secured or collateralized by First Mortgages.

“Fiscal Year” shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

“Gap Loans” shall mean Junior Mortgage Loans made or acquired by the Trust to finance the difference between the minimum amount which a permanent lender has agreed to fund and the maximum amount which such permanent lender would fund if certain occupancy, rental or other requirements are met.

“Government Securities” shall mean Securities which are obligations of, or guaranteed by, the United States Government, any State or Territory of the United States of America, or any agency or political subdivision thereof, including, without limitation, all Government Securities from time to time constituting qualified real estate investment trust assets under the Internal Revenue Code.

“Junior Mortgage” shall mean a Mortgage which (1) has the same priority of precedence over all other charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more other Mortgages and (2) must be satisfied before such other charges or encumbrances (other than prior Mortgages) are entitled to participate in the proceeds of any sale or other disposition of such Real Property.

“Junior Mortgage Loans” shall mean Mortgage Loans secured or collateralized by Junior Mortgages.

“Long-Term” in relation to loans shall mean loans having a maturity (disregarding sinking fund or optional prepayment provisions prior to the maturity date of such loan) of at least 10 years from the date of original issue.

“Medium Term” in relation to loans shall mean loans having a maturity (disregarding sinking fund or optional prepayment provisions prior to the maturity date of such loan) of not less than 5 years nor more than 10 years from the date of original issue.

“Mortgage Loans” shall mean loans evidenced by notes, debentures, bonds and other evidences of indebtedness or obligations, which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

“Mortgages” shall mean mortgages, deeds of trust or other security interests in Real Property or on rights or interests, including leasehold interests, in Real Property.

“Non-Recourse Indebtedness” shall mean indebtedness of the Trust incurred in connection with the acquisition or financing of any asset wherein the liability of the Trust is limited to the asset acquired or financed and income and proceeds attributable thereto and which does not— represent a general obligation of the Trust.

“Permanent Takeout” shall mean a commitment by a lender of substantial financial standing to purchase the Trust’s Construction Loan no later than the expiration of the term thereof or to provide a permanent loan no later than the expiration of the term of the Trust’s Construction Loan, the proceeds of which permanent loan shall be sufficient to reimburse the Trust for its Construction Loan.

“Person” shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Commercial Paper” shall mean indebtedness of the Trust evidenced by unsecured promissory notes maturing not more than 270 days after the date of issue which arises out of a current transaction or the proceeds of which have been or are to be used for current transactions.

“Real Property” shall mean land, rights in land, interests (including. without limitation, air rights and leasehold interests as lessee or lessor), and buildings, structures, improvements, furniture and fixtures located on or used in connection with land and rights in land or interests therein, but not including Mortgages, Mortgage Loans or interests therein.

“REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 858 of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes and regulations and rulings promulgated thereunder, provided, however, that any such statute, regulation or ruling enacted or promulgated after the date hereof which is by its terms applicable to real estate investment trusts in existence on the date hereof only upon the election of, or failure to elect otherwise by such trust, shall be applicable to this Trust only if this Trust shall so elect or fail to elect otherwise in accordance with the terms thereof.

“Securities” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for, guarantees of or any warrant or right to subscribe to, purchase or acquire any of the foregoing.

“Securities of the Trust” shall mean any Securities issued by the Trust.

“Shareholders” shall mean as of any particular time all holders of record of outstanding Shares at such time.

“Shares” shall mean the shares of beneficial interest and shares of preferred stock of the Trust, as the case may be.

“Short-Term” in relation to loans shall mean loans other than Long-Term and Medium-Term loans.

“Total Assets of the Trust” shall mean the aggregate value of all of the assets included in the Trust Property as such value appears on the most recent balance sheet of the Trust, prepared in accordance with sound accounting practice, without deduction for Mortgage Loans or other security interests to which such assets are subject and before provision for depreciation, depletion and amortization but after provision for bad debt loss and similar reserves.

“Trust Property” shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by, or for the account of the Trust or the Trustees.

“VA Loans” shall mean Mortgage Loans (which may be Construction, Development or Permanent Loans) which are guaranteed under the provisions of the Servicemen’s Readjustment Act of 1944, as amended.

“Warehousing Loans” shall mean loans which are secured by a pledge of Mortgage Loans owned by the borrower.

“Wraparound Loans” shall mean Junior Mortgage Loans made pursuant to an agreement obligating the borrower to pay the Trust a principal amount equal to that of any senior Mortgage Loan plus that of such Junior Mortgage Loan with interest on the combined principal and obligating the Trust to pay, as received from the borrower, the principal and interest due on any such Senior Mortgage Loan.

ARTICLE II

TRUSTEES

Section 2.1 Number and Qualification. The number of Trustees shall be not less than 5 nor more than 15 persons. The exact number of Trustees within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the

Trustees then in office pursuant to a resolution adopted by the entire Board of Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A Trustee shall be an individual at least 21 years of age who is not under legal disability. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust. Trustees shall be United States citizens. Trustees may, but need not, own Shares or other Securities of the Trust.

Section 2.2 Term and Election. At the 1984 meeting of Shareholders, the Trustees shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1985 annual meeting of Shareholders, the term of office of the second class to expire at the 1986 annual meeting of Shareholders and the term of office of the third class to expire at the 1987 annual meeting of Shareholders. At each annual meeting of Shareholders following such initial classification and election, Trustees elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created trusteeships resulting from any increase in the authorized number of Trustees or any vacancies in the Board of Trustees resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Trustees than in office, although less than a quorum, and Trustees so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of the class to which they have been elected expires. If the number of Trustees is changed any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible. No decrease in the number of Trustees constituting the Board of Trustees shall shorten the term of any incumbent Trustee.

Notwithstanding the foregoing, whenever the holders of any class of stock (other than holders of beneficial Shares) issued by Trust shall have the right, voting as a class or otherwise, to elect Trustees, the then authorized number of Trustees of the Trust shall be increased by the number of additional Trustees to be elected.

Section 2.3 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice. Any of the Trustees may be removed either (a) for cause, as determined in the reasonable judgment of two-thirds of the remaining Trustees or (b) with or without cause, at any meeting of Shareholders by the affirmative vote of the holders of at least a majority of the Shares entitled to vote present in person or by proxy at such meeting provided a quorum is at such meeting.

Section 2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of such Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the President or the Secretary of the Trust or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present). The execution of any agreement, deed, mortgage, lease or other instrument of writing by one or more of the Trustees or by any authorized Person may be authorized or ratified by action of the Trustees and shall thereafter be valid and binding upon the Trustees and upon the Trust.

Any Executive or Investment Committee may act with or without a meeting. A quorum for all meetings of any such Committee shall be a majority of the members thereof. Unless specifically provided otherwise in this Declaration of Trust., any action of any Investment or Executive Committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consents of a majority of the members,

With respect to actions of the Trustees and any Executive or Investment Committee, Trustees who are affiliated or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote. Any action of the Trustees or of a committee taken without a meeting may be taken without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by a majority of the Trustees then in office or the then members of the committee (as the case may be), or such other proportion thereof as would be necessary to authorize or take such action at a meeting of the Trustees or the committee (as the case may be) at which all Trustees or all members of such committee (as the case may be) were present, provided that notice of the taking of the action without a meeting by less than unanimous written consent of the Trustees or the committee (as the case may be) shall be given, within 15 days after the execution of such consent by the last Trustee whose execution thereof shall be required for effective action to be taken thereby, to those Trustees or members who have not so consented in writing.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of Trustees held by telephone shall be prepared in the same manner as a meeting of Trustees held in person.

Section 2.6 Executive and Investment Committees. The Trustees may appoint from among their own members an Executive and/or Investment Committee of two or more persons to whom the Trustees may delegate, consistent with their ultimate responsibility to supervise the affairs of the Trust, such of the powers herein given to the Trustees as they may deem expedient, except as herein otherwise provided.

Section 2.7 Officers. The Trustees shall annually elect a President from among their number who shall be the chief executive officer of the Trust. The Trustees may elect or appoint, from among their number or otherwise, or may authorize the President to appoint one or more Vice Presidents, a Treasurer and a Secretary, a Comptroller, one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents who shall have such powers, duties and responsibilities as the Trustees may deem to be advisable and who shall act as agents of the Trustees and be subject to the provisions of this Declaration of Trust. Two or more offices may be held by the same person, except that the President may not also be the Secretary. The Board of Trustees may, in its discretion, elect a Chairman of the Board.

Section 2.8 By-Laws. The Trustees (by majority vote) may adopt and from time to time amend or repeal By-Laws not inconsistent with this Declaration of Trust for the conduct of the business of the Trust, and in such By-Laws may define the duties of the officers, agents, employees and representatives of the Trust.

Section 2.9 Trustees May Own Shares. Any Trustee, officer or agent may acquire, hold and sell Shares on his personal account, either in his individual name, or in a fiduciary capacity or jointly with other persons, or as a member of a firm or association or otherwise, without being thereby disqualified as a Trustee, officer or agent, and while so holding any Shares on his personal account shall be entitled to the same rights and privileges as other Shareholders.

ARTICLE III

POWERS OF THE TRUSTEES

Section 3.1 General. The Trustees shall have, without other or further authorization, continuing full, absolute and exclusive power, control, and authority over and management of the Trust Property and of the affairs of the Trust, to the same extent as if the Trustees were the sole owners of such property in their own right, subject only to the limitations herein expressly stated. Such powers of the Trustees may be exercised without the necessity of applying to any court or to the Shareholders for leave to do so. No person shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representatives. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any other power or authority.

Section 3.2 Investments. The Trustees shall have power, for such consideration as they may deem proper, to invest in, purchase or otherwise acquire, for cash or other property or through the issuance of Securities of the Trust, and hold or retain for investment full or participating interests of any type in real, personal or mixed, tangible or intangible, property of any kind wherever located: including, without limitation, the following: (a) a full or participating interest in Securities of every nature, whether or not secured by Mortgages; (b) a full or participating interest in rents, lease payments or other income from, or the profits from, or the equity or ownership of, Real Property; and (c) a full or participating interest in investments secured by the pledge or transfer of Mortgage Loans.

In the exercise of their powers, the Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine, and without liability for loss, even though such investments shall be of a character or in amount not considered proper for investment of trust funds or which do not or may not produce income. No investment or reinvestment of the Trust property hereunder shall be deemed improper because of its speculative character, or because a greater proportion of the Trust property is invested therein than is usual for trustees, or solely by reason of any interest therein, direct or indirect, of the Trustees or any other party whatsoever.

Section 3.3 Appraisals. If the Trustees should at any time purchase Real Property (other than where such purchase results from a foreclosure or satisfaction of indebtedness to the Trust or is made in connection with the acquisition of a mortgage loan), the consideration paid for such Real Property shall be based upon the fair market value of the property as determined by an Appraisal or as determined in the discretion of the Trustees; provided, however, that no purchase of Real Property from an Affiliate of the Trust or the Advisor, shall be effected without an Appraisal made by a Person who is not an Affiliate of the Trust or the Advisor. The Trustees may in good faith rely on a previous Appraisal made on behalf of other Persons provided it meets the aforesaid standards and was made in connection with an investment in which the Trust acquires an entire or participating interest.

Section 3.4 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants and held by and transferred to the Trustees, except that, insofar as permitted by applicable law, the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in the name of any other Person as nominee, or, in the case of securities, in bearer form, on such terms, in such manner and with such powers as the Trustees may determine, so long as in their judgment the interest of the Trust is adequately protected.

The right, title and interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may hereafter become Trustees upon their due election without any further act. Upon the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Property, and the right, title and interest of such Trustee in and to the Trust Property including any and all Trust Property held in his name alone or jointly with one or more other Trustees shall vest automatically in the remaining Trustees without any further act. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

For the purpose of more fully effectuating the foregoing, upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, the remaining Trustees may require such Trustee to execute and deliver such documents for the purpose of conveying to the Trust or the remaining Trustees, any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 3.5 Disposition, Renting, Etc. of Assets. The Trustees shall have power to sell, grant security interests in, otherwise encumber, lease, exchange, grant options with respect to or otherwise dispose of any and all Trust Property free and clear of any and all trusts, at public or private sale, for cash or on terms or for Securities, or a combination thereof, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the power to take back mortgages to secure the whole or any part of the purchase price of any of the Trust Property sold or transferred by them, and to execute and deliver any deed or other instrument in connection with the foregoing. The Trustees shall also have power to:

(a) rent, lease or hire from others or to others for terms which may extend beyond the termination of this Declaration of Trust any property or rights to property, real, personal or mixed, tangible or intangible, and to own, manage, use and hold such property and such rights;

(b) subdivide, partition or improve Real Property and tear down, alter or make improvements thereon and grant easements or impose restrictions in relation thereto;

(c) give consents and make contracts relating to Trust Property or its use;

(d) release, dedicate or adjust the boundaries of any Trust Property; and

(e) develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of oil, gas and other mineral properties and rights.

Section 3.6 Financings; Issuance of Securities; Facsimiles. The Trustees shall have power to lend money, whether secured or unsecured, to borrow or in any other manner raise such sum or sums of money or other property as they shall determine in any amount and in any manner and on any terms, and to evidence the same by Securities which may mature at any time or times even beyond the possible date of termination of the Trust, to reacquire any such Securities, to enter into other contracts on behalf of the Trust and to execute and deliver any Mortgage, pledge or other instrument to secure any such Securities or other obligations or contracts; provided that the Trustees shall not issue debt securities to the public unless the historical cash flow of the Trust or the estimated future cash flow of the Trust, excluding extraordinary items, is sufficient in the judgment of the Trustees to cover the interest on such debt securities. Any Securities, instruments or other obligations of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible or exercisable into Shares at such time and on such terms as the Trustees may prescribe.

Subject to the provisions of Section 6.18, the Trustees shall have power to issue any type of Securities of the Trust, without vote or other action by the Shareholders, to such Persons for such cash, property, services, expenses or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and in such amounts and in such manner and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities of the Trust or any depositary receipts representing such Securities on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any such Securities of the Trust or any depositary receipts representing such Securities. The Trustees may authorize the use of facsimile signatures and/or a facsimile seal of the Trust on Securities of the Trust or any depositary receipts representing such Securities, provided that where facsimile signatures are so used, one of the authorized signatures be manual or the Securities or any such depositary receipts be manually countersigned or authenticated (except with respect to any type of Security with respect to which the then current commercial practice does not require manual countersignature or manual authentication) by a transfer agent or registrar or by an authenticating agent or trustee or similar person. In case any Person who shall have signed (or whose facsimile signature shall appear on) Securities of the Trust or any such depositary receipts shall have ceased to occupy the office or perform the function with respect to which such signature was authorized before such Securities or any such depositary receipts shall have been actually issued, such Securities or any such depositary receipts may nevertheless be issued with the same effect as though such Person had not ceased to occupy such office or perform such function.

Section 3.7 Taxes. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trust or the Trustees in connection with the Trust Property, or upon or against the Trust Property or income of any part thereof, to settle and compromise disputed tax liabilities, and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

Section 3.8 Rights as Holder of Mortgages and Securities. The Trustees shall have power to exercise all the rights, powers and privileges appertaining to the ownership of all or any Mortgages or Securities forming part of the Trust Property to the same extent that any individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

Section 3.9 Collection. The Trustees shall have power to collect, sue for, receive and receipt for all sums money or other property due to the Trust, to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; to foreclose any Mortgage or other Security securing any notes, debentures, bonds, obligations or contracts, by virtue of which any sums of money are owed to the Trust; to exercise any power of sale held by them, and to convey good title thereunder free of any and all trusts, and, in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustee or other Person any Securities or obligations of any corporation, trust, association or other organization, the Securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such Securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; to extend the time with or without security for the payment or delivery of any debt or property and to execute and to enter into releases, agreements and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

Section 3.10 Expenses. The Trustees shall have power to incur and pay any charges or expenses which in the opinion of the Trustees are necessary or incidental or proper for carrying out any of the purposes of this Declaration of Trust, and to reimburse others for the payment therefor, and to pay appropriate compensation or fees from the funds of the Trust to themselves as Trustees and to persons with whom the Trust has contracted or transacted business. The Trustees shall fix the compensation of all officers and Trustees. The Trustees may be paid reasonable compensation for their general services as Trustees and officers hereunder, and the Trustees may pay themselves or any one or more of themselves such compensation for special services, including legal services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves or any one or more of themselves on behalf of the Trust.

Section 3.11 Guaranties. The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any Person other than the Trustees acting in their individual capacity: to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations.

Section 3.12 Deposits. The Trustees shall have power to deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, whether or not such deposit will draw interest, provided that no funds of the Trust shall be commingled with funds of the Advisor. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with whom the moneys or Securities have been deposited.

Section 3.13 Allocation. The Trustees shall have power to determine whether moneys or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or apportion the same between income and capital to apportion the sale price of any asset between income and capital, and to determine in what manner any expense or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 3.13 such assets would be regarded as income or as capital or such expense or disbursements would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income or capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods and for such purposes as they shall determine, and to allocate to the share of beneficial interest account less than all of the consideration received for Shares (but not less than the par value thereof) and to allocate the balance thereof to paid-in capital, all as the Trustees may reasonably deem proper.

Section 3.14 Valuation. The Trustees shall have power to determine conclusively the value of any of the Trust Property and of any services, Securities, assets or other consideration hereafter to be acquired or disposed of by the Trust, and to revalue the Trust Property.

Section 3.15 Fiscal Year. The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time to change the fiscal year or method or form of accounts.

Section 3.16 FHA Qualification. If the Trust shall be an “FHA Approved Mortgagee”, the Trustees shall have power to sell or otherwise dispose of any FHA loan or an interest therein which the Trust owns in accordance with the provisions of the National Housing Act of 1934, as amended, and regulations promulgated thereunder. The Trustees shall have the power to execute on behalf of the Trust, in connection with any project on which FHA has insured the indebtedness, in whole or in part, any and all deeds of trust or mortgages, and other agreements, documents and forms which may be required by FHA in connection with the approval of FHA of the transfer of physical assets from any entity to the Trustees or the insurance by FHA of any indebtedness on any project as to which the Trustees are or shall become owners pursuant to this Declaration of Trust, and the provisions of any such agreement shall be binding upon the Trust notwithstanding any conflict with or limitation of this Declaration of Trust.

Section 3.17 Power to Contract. The Trustees shall have power to appoint, employ or contract with any Person (including one or more of themselves and any corporation, partnership or trust of which one or more of them may be an Affiliate, subject to the applicable requirements of Section 3.28 hereof) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust including any Person who, under the supervision of the Trustees, may, among other things: administer the day-to-day affairs of the Trust; serve as the Trust’s investment advisor and consultant in connection with the Trust’s investments; act as consultants, accountants, mortgage loan originators or servicers, correspondents, leaders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositories, custodians or agents for collection, insurers or insurance agents, transfer agents or registrars or paying agents for Securities of the Trust, or in any other capacity deemed by the Trustees necessary or desirable; investigate, select, and, on behalf of the Trust, conduct relations with Persons acting in such capacities and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the investments acquired, sold, or otherwise disposed of; substitute any other Person for any such Person; act as attorney-in-fact or agent in the purchase or sale or other disposition of investments, and in the handling, prosecuting or settling of any claims of the Trust, including the foreclosure or other endorsement of any mortgage or other lien or other security securing investments; and assist in the performance of such ministerial functions necessary in the management of the Trust as may be agreed upon with the Trustees or officers of the Trust. The Trust shall not knowingly appoint, employ or contract with, or extend the term of any advisory or other contract with, any Trustee or any Person of whom any Trustee may be an Affiliate unless such contract shall be made, approved or ratified, after disclosure of such relationship, by a majority of the Trustees not so affiliated.

Section 3.18 Organization of Business Entities. The Trustees shall have power to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Property or any part or parts thereof or indirectly have an interest, and, subject to the provisions of this Declaration of Trust, to cause the Trust to merge with such Person or any existing Person or to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Property or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contract with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

Section 3.19 Associations. The Trustees shall have power to enter into joint ventures, general or limited partnerships and any other combinations or associations.

Section 3.20 Insurance. The Trustees shall have the power to purchase and pay for entirely out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees, and agents. investment advisors, including the Advisor, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person or Shareholder, Trustee, officer, employee, agent. investment advisor, or independent contractor, including any action taken or omitted that may be determined to constitute negligence whether or not the Trust would have the power to indemnify such Person against such liability.

Section 3.21 Pension and Other Plans. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and (except as provided in Section 6.18 hereof) to adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

Section 3.22 Seal. The Trustees shall have the power to adopt and use a seal for the Trust, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 3.23 Charitable Contributions. The Trustees shall have power to make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable. religious, educational, scientific, civic or similar purpose, and in time or war or other national emergency in aid thereof.

Section 3.24 Indemnification. The Trustees shall have power to the extent permitted by law to indemnify or enter into agreements with respect to indemnification with any Person with whom the Trust has dealings, including, without limitation, any investment advisor, including the Advisor, or independent contractor, to such extent as the Trustees shall determine.

Section 3.25 Remedies. Notwithstanding any provision of this Declaration of Trust, when the Trustees deem that there is a significant risk that an obligor to the Trust may default or is in default under the terms of any obligation to the Trust, the Trustees shall have power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Trust, and the Trustees shall have the power to enter into any investment, commitment or obligation of the Trust resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

Section 3.26 Trustees May Appoint Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by officers, agents, employees, investment advisors or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of the Declaration of Trust. However, the Trustees are not required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees shall have power to appoint, employ, or contract with any such natural or, legal person or persons (including one or more of themselves and any corporation, partnership or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust. The Trustees may, therefore, employ or contract with a corporation, partnership, trust or individual (herein referred to as the “Advisor”), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may, in their sole discretion, deem necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

The Trustees shall have the power to determine the terms of compensation of the Advisor or any other person or persons whom they may employ or with whom they may contract; provided, however, that any determination to appoint, employ, or contract with any Trustee or any entity with which a Trustee is affiliated by reason of a managerial or ownership interest, shall be valid only if made, approved or ratified, after disclosure of such relationship, by a majority of the Trustees not so affiliated. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

The contract entered into by the Trustees with any Advisor may have a term of up to five full years. The term of each renewal of extension of any such contract with the same Advisor may be renewed by a majority of the Board of Trustees for a period equal to a maximum of five years. However, at a special meeting of shareholders called by the shareholders pursuant to Section 7.3(b) herein, a majority of the outstanding Shares shall have the right to rescind the renewal of the Advisory Agreement which was authorized by the Board of Trustees at the immediately preceding Board of Trustees meeting, but any such recession shall no effect on the term of the Advisory Agreement, as same may have been previously renewed.

Section 3.27 Independence of Trustees. Not more than 49% of the total number of Trustees or of the total number of members of any Investment Committee may be Affiliates of the Advisor, provided, however, that if at any time the percentage of all Trustees or of members of such Investment Committee then in office, because of the death, resignation, removal or change in affiliation of a Trustee or member of such Investment Committee who is not such an Affiliate, such requirement shall not be applicable for a period of sixty (60) days, during which time a majority of all the Trustees then in office shall appoint a sufficient number of other individuals as Trustees or as members of such Investment Committee so that there is again not more than 49% of the total number of all Trustees or members of such Investment Committee then in office who are Affiliates of the Advisor. The Trustees shall at all times endeavor to comply with such requirement, but failure so to comply shall not affect the validity or effectiveness of any action of the Trustees or of the lnvestment Committee as the case may be.

Section 3.28 Prohibition Against Self-Dealing and Misuse of Trust Assets. (a) Notwithstanding any other provisions of this Declaration of Trust, the Trustees, when acting on behalf of the Trust, may not knowingly, directly or indirectly, lend any of the Trust Property to, purchase or otherwise acquire any property whatsoever from, sell or otherwise transfer any property whatsoever to, contract with, or pay any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets to (i) any Trustee, officer or employee of the Trust (acting in their individual capacities), (ii) the Advisor, (iii) any corporation, partnership, trust or other organization with which a Trustee, any officer or employee of the Trust, the Advisor, any independent contractor to the Trust or any officer, director or employee of the Advisor, or any such independent contractor to the Trust is an Affiliate, or (iv) any officer, managing agent, director or employee (acting in their individual capacities) of the Advisor, of any Affiliate of the Advisor or of any independent contractor to the Trust; except that the Trustees shall be entitled to engage in any transaction on behalf of the Trust notwithstanding any such affiliation, provided (i) each such transaction has been approved or ratified, after full disclosure of such affiliation, by a majority of the Trustees including a majority of the Trustees who are not Affiliates of any Person (other than the Trust) who is a party to the transaction, or by a majority of the-members of any committee of the Trustees including a majority of the members of such committee who are not Affiliates of any Person (other than the Trust) who is a party to the transaction, and (ii) the Trustees approving the transaction have determined that such transaction is fair and reasonable to the Shareholders of the Trust and that such transaction is on terms not less favorable to the Trust than terms available for a comparable transaction with others that are not so affiliated, and (iii) if such transaction relates to: (x) the acquisition by the Trust of federally insured or guaranteed mortgages, it shall be effected at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or (y) the acquisition by the Trust of other property, it shall be effected at prices not exceeding the fair value thereof as determined by an independent Appraisal. For purposes of this Section 3.28 the term “independent contractor” means an “independent contractor” as defined in Section 856(d)(3) of the Internal Revenue Code which furnishes or renders services to tenants of or manages or operates Real Property owned by the Trust. The simultaneous acquisition by the Trust and the Advisor or any Affiliate of the Advisor of participations in a loan or other investment shall not be deemed to constitute an acquisition or sale of property by one of them to the other, provided that the terms, other than the size of the participation, are not less favorable to the Trust than to such other Person.

Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same mariner as if he were not such a Trustee or officer, employee or agent. The Trustees shall use their best efforts to obtain through an Advisor or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Advisor or such other Persons. So long as there is such Advisor or other Person, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust. Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may be similar to those of the Trust and include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business, and each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the

Trust, could be taken by the Trust, provided, however, that no Trustee, advisor, officer, employee, or agent of the Trust may compete with the Trust in (i) any transaction in which the Trust is engaged or (ii) any proposed transaction which has been presented to the Trustees in writing for their consideration and which has not been rejected by the vote of a majority of the Trustees not interested in such a proposed transaction. Each Trustee shall disclose any interest he has, and any interest known to him of any Affiliate of his, in any investment opportunity presented to the Trust. Subject to the provisions of this Section 3.28 any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder. None of the activities referred to in, and permitted by, this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust.

The Trust shall not, in dealing with any Trustee, investment officer or employee of the Trust, enter into any transaction contrary to the obligations imposed upon fiduciaries acting under the Declaration of Trust by courts in Massachusetts having equity powers. No investment recommended to the Trust by the Advisor shall be made by the Trust at a time when a Trustee is an Affiliate of the Advisor unless such investment has been approved by a majority of the Trustees including a majority of Trustees not so affiliated or by a majority of the members of any Investment Committee of the Trustees including a majority of the members of such committee not so affiliated.

(b) Notwithstanding any other provisions of this Declaration of Trust, in connection with any “Business Combination” (as hereinafter defined) with any “Related Person” (as hereinafter defined) the Trustees of the Trust who are not affiliated with the Related Person (the “Independent Trustees”) shall have the authority to negotiate with the Related Person on behalf of the Shareholders of the Trust, other than the Related Person (the “Minority Shareholders”), with the assistance of legal counsel and such other persons as the Independent Trustees deem necessary for that purpose (the fees and expenses of such legal counsel and other persons to be borne by the Trust), and shall approve the terms and conditions of the definitive agreement which embodies the Business Combination. As a condition to the consummation of the Business Combination, the Board of Trustees of the Trust shall have received a written opinion from an investment banking firm of national reputation that the proposed Business Combination is fair to Minority Shareholders from a financial point of view. Such determination shall be based upon the value of the Trust as a whole and the fact that the Shares held by the Minority Shareholders represent a minority interest in the Trust shall not be considered to diminish their value.

The provisions set forth in this Section 3.28(b) may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock held by Minority Shareholders. In the event a quorum of such Minority Shareholders is not present at two successive annual meetings of Shareholders at which the repeal or amendment of the provisions set forth in this Section 3.28(b) is proposed, then the requisite vote for such action shall be governed by Section 8.1 hereof. The term “Voting Stock” shall mean all outstanding Shares of the Trust or another corporation entitled to vote generally in the election of Trustees and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

For the purposes of this Section 3.28(b):

(i) The term “Business Combination” shall mean (a) any merger or consolidation of the Trust or a subsidiary of the Trust with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or substantially all of the assets either of the Trust or of a subsidiary of the Trust, to a Related Person, (c) any merger or consolidation of a Related Person with or into the Trust, (d) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of a Related Person to the Trust or a subsidiary of the Trust or (e) any agreement, contract or other arrangement providing for any of the transactions described in the Business Combination; and

(ii) The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined on November 1, 1982 in Rule 12b-2 under the Securities Exchange Act) “Beneficially Owns” (as defined on November 1, 1982 in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 50 percent or more of the outstanding Voting Stock of the Trust, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

Section 3.29 Further Powers. The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Trust although such matters or things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption, shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

Section 3.30 Transfer of Advisory Contract. Neither the Trust nor any holder of Equity Securities shall have any rights in or with respect to any income, assets or profit realized by the Advisor, any holders of Securities of the Advisor, or any director, officer or employee of the Advisor by reason of the transfer or assignment of the contract with the Advisor referred to in Section 3.26 hereof or any other agreement with the Advisor of any securities issued by the Advisor, and each such holder and the Trust shall be deemed to have consented to any such transfer or assignment (except such as specifically require consent of the Trust under the terms of such contract) and to have expressly and irrevocably waived any rights in such income, assets or profits, whether arising under the laws of the United States or any State or territory or any judicial decision thereunder.

Section 3.31 Qualification as “Real Estate Investment Trust”. The Trustees shall have the power to determine whether or not in any fiscal year to qualify for taxation as a “real estate investment trust” as described in the REIT Provisions of the Internal Revenue Code.

ARTICLE IV

INVESTMENT POLICIES

Section 4.1 Statement of Investment Policy. The investment objective of the Trust is to invest the Trust Property in Real Property, Mortgage Loans, and other investments related to Real Property in such proportions as the Trustees may deem advisable from time to time in light of changing economic conditions. Except as specifically provided herein, there shall be no percentage limitation, either minimum or maximum, with respect to the proportion of assets of the Trust which may be placed at any given time in any type or category of investments. Investments of the Trust may be made in various combinations and may involve participations with other Persons. Such investments may incorporate a variety of real property financing techniques, including, without limitation, Conventional Loans, Long, Medium and Short Term Loans, Construction Loans with or without a Permanent Takeout, Equity Investments in Real Property, FHA Loans, VA Loans, First and Junior Mortgage Loans, Gap Loans, Warehousing Loans, Wraparound Loans, Development Loans, sale and leasebacks, land purchase-leases, net lease financings, purchase and installment sale lease backs, high credit lease-secured mortgages, convertible Mortgages and Mortgages of special interests including, without limitation, leaseholds, air rights and condominiums.

The Trustees, may, but shall not be required to, make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust’s investments and the derivation of its income; provided, however, that no Trustee, director, officer, employee or agent of the Trust or the Advisor shall be liable to any Person for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his or its own bad faith, willful misconduct, gross negligence or reckless disregard of his or its duties or for his failure to act in good faith in the reasonable belief that such action was in the best interest of the Trust.

Section 4.2 Uninvested Assets. To the extent that the Trust has assets not otherwise invested in accordance with Section 4.1 hereof the Trustees may invest such assets in;

(a) obligations of or guaranteed or insured by, the United States Government or any agencies or political subdivisions thereof, including the FHA and the Federal National Mortgage Association;

(b) obligations of or guaranteed by, any state, territory or possession of the United States of America or any agencies or political subdivision thereof;

(c) evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System;

(d) shares of other real estate investment trusts, but in the event the Trust is being operated as a “real estate investment trust” as described in the REIT Provisions of the Internal Revenue Code, then only to the extent permitted by the REIT Provisions of the Internal Revenue Code, except as prohibited by Section 4.3(e); and

(e) other marketable Securities but in the event the Trust is being operated as a “real estate investment trust” as described in the REIT Provisions of the Internal Revenue Code, then only marketable securities which, in the opinion of the Trustees, may be held by the Trust without jeopardizing the Trust’s qualification as a real estate investment trust under the REIT Provisions of the Internal Revenue Code.

Section 4.3 Restrictions. Notwithstanding anything in this Declaration of Trust which may be deemed to authorize the contrary, the Trustees shall not:

(a) invest in commodities, foreign currencies, bullion or chattels, except as required in the day-to-day business of the Trust or in connection with its investments;

(b) invest in real estate contracts for sale (except under circumstances wherein the investment of the Trust is substantially equivalent to a mortgagee’s interest) in excess of a value of 1% of the Total Assets of the Trust; provided, however, that nothing in this Section 4.3 shall prevent the holding of contracts of sale as security for loans made by the Trust and the acquisition and ownership of such contracts of sale upon foreclosure of, or realization upon, such security interests, and contracts of sale so held or owned shall be excluded from the computation required by this Section 4.3;

(c) engage in any short sale;

(d) issue “redeemable securities” as defined in Section 2(a) (31) of the Investment Company Act of 1940;

(e) if the Trust is being operated as a “real estate investment trust” as described in the REIT Provisions of the Internal Revenue Code hold securities in any real estate investment trust which, to the actual knowledge of the Trustees, is then holding investments or engaging in activities prohibited to the Trustees under this Section 4.3, if, as a result thereof, the Trust will fail to qualify as a real estate investment trust under the REIT Provisions of the Internal Revenue Code;

(f) engage in trading as compared with investment activities, or engage in the business or underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trust from buying or selling Mortgage Loans, including participations therein, or interests in Real Property;

(g) hold property primarily for sale to customers in the ordinary course of the trade or business of the Trust, but this prohibition shall not be construed to deprive the Trust of the power to sell any property which it owns at any time;

(h) invest in equity securities (except securities acquired in connection with the acquisition of or foreclosure on mortgage loans made by the Trust) of any Person which to the knowledge of the Trustees is then holding investments or engaging in activities prohibited to the Trust, if, after giving effect to such investment, the aggregate value, as determined by a majority of the Trustees of such investments would exceed 5% of the total assets of the Trust.

ARTICLE V

LIMITATIONS OF LIABILITY

Section 5.1 Liability to Third Persons. No Shareholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person or Persons in connection with Trust Property or the affairs of the Trust; and no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interest of the Trust; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceedings to enforce any such liability, he shall not on account thereof be held to any personal liability.

Section 5.2 Liability to Trust or Shareholders. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

Section 5.3 Indemnification. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares (unless such tax is of a character which in the Commonwealth of Massachusetts would be assessed against the Trust Property or the Trustees, but is assessed in the jurisdiction assessing such tax against all Shareholders ratably rather than against the Trust Property or the Trustees), nor for any losses suffered by reason of changes in the market value of Securities of the Trust. Subject to the proviso clause and except for expenses not reasonably incurred, the foregoing sentence is intended to provide for indemnification of each Shareholder to the fullest extent permitted by law. The rights accruing to a Shareholder under this Section 5.3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to reimburse or indemnify a Shareholder in any appropriate situation even though not specifically provided herein.

The Trust shall indemnify each of its Trustees, officers, employees and agents (including any Person who serves at its request as director, officer or trustee of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent; provided, however, that no indemnification shall be made with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and further provided, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such a compromise shall be approved as in the best interests of the Trust by a majority of the disinterested Trustees or unless the Trust shall have received a written opinion from independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. Subject to the proviso clauses, and except for expenses not reasonably incurred, the foregoing sentence is intended to provide for indemnification of Trustees, officers, employees and agents to the fullest extent provided by law. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

Any action taken in good faith by or conduct engaged in good faith on the part of the Advisor, a Trustee, officer, employee or agent of the Trust in conformity with or in reliance upon any of the provisions of this Declaration of Trust shall not, for the purposes of this Trust, constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties or failure to act in good faith or in the reasonable belief that his action was in the best interests of the Trust.

Section 5.4 Surety Bonds. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 5.5 Apparent Authority. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make inquiry concerning, or be liable for, the application of money or property paid, loaned or delivered to or on the duly authorized order of the Trustees or of such officer, employee or agent.

Section 5.6 Express Exculpatory Clauses in Instruments. Every note, debenture, bond, obligation, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by a Trustee or Trustees or an officer, employee or agent of the Trust only in his or their capacity as Trustee or Trustees under this Declaration of Trust or in the capacity of officer, employee or agent of the Trust. The Trustees shall cause every note, debenture, bond, obligation, contract, instrument, certificate, Share or undertaking made or issued by or on behalf of the Trust to refer to this Declaration of Trust and contain a recital to the effect that the obligations thereunder are not binding on, nor shall resort be had to the private property of, any of the Trustees, their employees or the Shareholders of the Trust individually, but only upon the Trustees as trustees and upon the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of such recital or further recital shall not be construed to evidence an intention to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees or agents in such amount as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent available at reasonable rates.

Section 5.7 Reliance on Experts, Etc. Each Trustee and each officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Advisor, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL, INTEREST

Section 6.1 Description of Shares. The Trust shall have authority to issue Shares of beneficial interest, having a par value $3.00 per Share, and Shares of preferred stock, having a par value of $1.00 per Share. No Shares shall be issued for a consideration having a value of less than the aggregate par value of such Shares. All Shares duly issued hereunder shall be deemed fully paid, and no assessment shall ever be made upon shareholders except against holders of Shares as to which the entire par value has not been paid in, but only to the extent of such unpaid par value.

The number of Shares of beneficial interest authorized hereunder is unlimited. All Shares of beneficial interest shall have equal non-cumulative voting, distribution, liquidation and other rights, and shall have no preference, conversion, exchange, preemptive or redemption rights.

The number of Shares of preferred stock authorized hereunder is 10,000,000. The preferred stock may be issued, from time to time, in one or more series as authorized by the Board of Trustees. Prior to issuance of a series, the Board of Trustees by resolution shall designate that series to distinguish it from other series and classes of stock of the Trust, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions, qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Trustees may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of preferred stock by fixing or altering in any or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the Shares.

Upon the filing in the Office of the Secretary of State of the Commonwealth of Massachusetts of the Certificate of Amendment of the Second Amended and Restated Declaration of Trust of this Trust whereby Section 6.1 is amended to read as set forth herein, each three (3) issued and outstanding Shares of beneficial interest, par value $1.00 per share, shall thereby and thereupon be combined into one (1) validly issued, fully paid and nonassessable Share of beneficial interest, par value $3.00 per share. Each person at that time holding of record any issued and outstanding Shares of beneficial interest shall receive upon surrender thereof to the Trust’s authorized agency a stock certificate or certificates to evidence and represent the number of post reverse stock split shares of beneficial interest to which he is entitled after the reverse split; provided, however, that the Trust shall not issue fractional Shares of beneficial interest in connection with the reverse stock split, but in lieu thereof, the Trust shall make a cash payment based on the closing price of the Shares of beneficial interest on the American Stock Exchange on the day after this amendment is filed with the Secretary of State of the Commonwealth of Massachusetts or if there is no trading on that date based on the arithmetical mean between the prevailing bid and asked prices on the American Stock Exchange on that day, to holders thereof who would otherwise be entitled to receive fractional shares except for the provisions hereof upon surrender of certificates representing those shares to the authorized agency. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend of other right except the right to receive payment therefore as described above. [The aforementioned stock split occurred on or about August 1986 pursuant to the terms of the Certificate of Amendment of the Second Amended and Restated Declaration of Trust.]

Section 6.2 Shares Represent Beneficial Interest or Preferred Interest. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time, and to give each Shareholder only such rights and to impose upon him only such obligations as are conferred or imposed upon him as a beneficiary hereunder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a business trust.

Nothing in this Declaration of Trust or in the certificates of Shares shall be construed to make the holders of said certificates, either by themselves or with the Trustees, partners or members of an association other than a business trust.

Section 6.3 Certificates and Transfer. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder. Except as provided by Sections 6.20 and 6.21, such certificates shall be treated as negotiable and title thereto, and to the Shares represented hereby shall be transferred by delivery thereof to the same extent in all respects as stock certificates, and the Shares represented thereby, of a Massachusetts business corporation. Unless otherwise determined by the Trustees and except as provided in Section 3, 6 hereof, such certificates shall be signed by the President and Secretary, and shall be countersigned by a transfer agent, and registered by a registrar, if any. There shall be filed with each transfer agent and registrar, if any, a copy of the authorized form of certificate, certified by the President and Secretary, and such form shall continue to be used unless and until the Trustees approve some other form. Certificates for Shares shall bear the legend required by Section 6.20.

6.4 Issuance of Shares and Fractional Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and, except as required in Section 6.1 hereof, for such payment, property or other consideration, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to and in connection with the assumption of liabilities). In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip including, without limiting the generality of the foregoing, the time within which any such scrip must be surrendered for exchange into Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. The provisions of Section 6.3 and Section 6.20 hereof relative to certificates for Shares shall apply so far as appropriate to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone notwithstanding that there is then a registrar for the Shares.

Section 6.5 Shareholder Register. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders; the number of Shares held by each of them; the number of the certificates representing such Shares; and a record of all transfers thereof. Only Shareholders whose certificates are so recorded shall be entitled to vote, receive dividends or distributions, or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon.

Section 6.6 Transfer Agents and Registrars. The Trustees shall have power to employ a transfer agent or transfer agents and registrar or registrars. The transfer agent or transfer agents may keep the register provided for in Section 6.5 hereof and record therein the original issues and transfers, if any, of Shares and countersign certificates of Shares issued to the persons entitled to the same. Any such transfer agent or transfer agents and registrar or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees. In accordance with the usual custom of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Trust, to be used by the transfer agent in accordance with the authority conferred upon it as occasion may require, and in doing so the signers of such certificates shall not be responsible for any loss resulting therefrom.

Section 6.7 Method of Transfer. Shares shall be transferable on the records of the Trust, other than by operation of law, only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of the certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer, with all transfer taxes affixed, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required by the Trust or the transfer agent. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof, shall be issued to the transferor. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer. This Section 6.7 is subject in all respects to the provisions of Section 6.20 and 6.21 hereof.

Section 6.8 Transfers by Operation of Law. Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate therefor upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other event. This Section 6.8 is subject in all respects to the provisions of Sections 6.20 and 6.21 hereof.

Section 6.9 Form of Ownership of Shares. The Trustee may treat two or more Persons holding any Shares as joint tenants of the entire interest unless their ownership is expressly otherwise recorded on the register of the Trust provided for in Section 6.5 hereof, but no entry shall be made in the register or in any certificates that any person is in any other manner entitled to any future. limited, or contingent interest in any Shares; provided, however, that any Person recorded as a holder of any Shares may, subject to the provisions hereinafter contained, be described in the register provided for in Section 6.5 hereof or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

Section 6.10 Limitation of Trustees’ Duty to Inquire. The Trustees shall not, nor shall the Shareholders, or any officer, transfer agent or other agent of the Trust or of the Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject or to ascertain or inquire whether any sale or transfer of any such Shares or interests therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one of such Persons, or, the receipt of the duly authorized agent of any such Person shall be a sufficient discharge for all dividends and other money and for all shares, notes, debentures, bonds, obligations, scrip, and other property payable. issuable or deliverable in respect of any such Share and from all liability to see to the proper application thereof.

Section 6.11 Replacement of Lost Certificates. If any certificate representing Securities of the Trust shall be lost, stolen, destroyed or mutilated, the Trustees, upon submission of evidence satisfactory to them of such fact, may issue a new certificate representing such Securities and in that connection may require a bond of indemnity satisfactory to them.

Section 6.12 Dividends, Distributions and Retained Earnings. Subject to the rights of the holders of shares of preferred stock the Trustees may from time to time declare and pay to the holders of shares of beneficial interest, in proportion to their respective ownership of shares of beneficial interest, out of the earnings, profits, surplus, capital or assets in the hands of the Trustees, such dividends or other distributions as they see fit. The declaration and payment of such dividends or other distributions and the determination of earnings, profits, surplus and capital available for dividends and other purposes shall lie wholly in the discretion of the Trustees and no Shareholder shall be paid any dividend or receive any distribution, except as determined by the Trustees in the exercise of said discretion. In the event the Trust is being operated as a “real estate investment trust” as described in the REIT Provisions of the Internal Revenue Code, the Trustees shall endeavor from time to time to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify for the tax benefits accorded a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The Trustees may, in addition, from time to time in their discretion, declare and pay as dividends or other distributions such additional amounts, whether or not out of earnings, profits or surplus available therefor, sufficient to enable the Trust to avoid or reduce its liability for Federal income taxes, inasmuch as the computations of net income and gains for Federal income tax purposes may vary from the computations thereof on the books of the Trust. Any or all such dividends or other distributions may be made, in whole or in part, in cash, property or other assets of the Trust, or in senior or subordinated secured or unsecured evidences of indebtedness of the Trust, as the Trustees may in their sole discretion from time to time determine. The Trustees may also distribute to the Shareholders, in proportion to their respective ownership of Shares, additional Shares in such manner and on such terms as they may deem proper. The Trustees, except as otherwise required by this Section 6.12, may always retain from the net profits such amounts as they may deem necessary to pay the debts and expenses of the Trust, to meet obligations of the Trust, to establish reserves, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

Section 6.13 Statement of Source of Distributed Funds. On an annual basis, the Trustees shall furnish Shareholders with a statement in writing, for tax purposes, advising as to the source of any funds distributed to Shareholders so that distributions of ordinary income, return of capital and capital gains income will be clearly distinguished. Such statements shall be forwarded to Shareholders no later than March 31 in each year.

Section 6.14 Shareholders Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register provided for in Section 6.5 hereof.

Section 6.15 Purchase of Trust Shares. The Trustees may, on behalf of the Trust, purchase or otherwise acquire outstanding Shares in the Trust from time to time for such consideration and on such terms as they may deem proper. Shares so purchased or acquired by the Trustees on behalf of the Trust shall not, so long as they belong to the Trust, receive dividends or distributions, or be entitled to any voting rights or be deemed outstanding for any purpose hereunder. Such Shares may in the discretion of the Trustees be cancelled and the number of Shares issued thereby reduced, or such Shares may in the discretion of the Trustees be held in the treasury and may be disposed of by the Trustees at such time or times, to such party or parties and for such consideration as the Trustees may determine. Shares cancelled pursuant to this Section 6.15 are restored to the status of authorized but unissued shares.

Section 6.16 Trustees May Purchase or Sell Shares. The Trustees, or any of them, may in their individual capacity purchase and otherwise acquire or sell and otherwise dispose of Shares or other Securities of the Trust and in so doing shall be subject to the same limitations as a director of a Massachusetts corporation.

Section 6.17 Information from Holders of Securities of the Trust. In the event the Trust is being operated as a “real estate investment trust” as described in the REIT Provision of the Internal Revenue Code, holders of Securities of the Trust shall upon demand disclose to the Trustees in writing such information regarding actual and constructive ownership of Securities of the Trust as the Trustees deem reasonably necessary to comply with the REIT Provisions of the Internal Revenue Code or the provisions of any other applicable law.

Section 6.18 Warrants. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue warrants to purchase Shares which shall entitle the holders thereof to subscribe to Shares and/or fractional Shares or scrip at such time or times and on such terms as the Trustees may prescribe including, without limiting the generality of the foregoing, the times within which any such warrants must be exercised, any provision for redemption of warrants by the Trust and the consideration to be paid for such Shares. Warrants may be issued to such parties and for such consideration as the Trustees may from time to time determine (including the issuance of detachable or nondetachable warrants as an inducement to persons acquiring or underwriting any Securities of the Trust). The provisions of Section 3.6 hereof relative to certificates for Shares shall apply so far as appropriate to such warrants, except that such warrants may, in the discretion of the Trustees, be signed by the transfer agent or warrant agent only.

Notwithstanding the foregoing, no warrant, option or other similar right to buy Securities of the Trust may be issued at an exercise price less than the fair market value of such Securities at the time of the issuance thereof except as part of a public offering or of a ratable issue to the holders of a class of Securities of the Trust.

Section 6.19 No Pre-emptive Rights. Shareholders shall have no pre-emptive rights with respect to any Shares, warrants, evidences of indebtedness (convertible or otherwise) or other Securities of the Trust sold, offered or issued at any time and no offering of any securities of the Trust need to be made to Shareholders or any of them.

Section 6.20 Redemption and Stop Transfers for Tax Purposes. In the event the Trust is being operated as a “real estate investment trust”‘ as described in the REIT Provisions of the Internal Revenue Code and if the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of Equity Securities of the Trust has or may become concentrated to an extent which is contrary to the requirements of the REIT Provisions of the Internal Revenue Code, the Trustees shall have the power, in their sole discretion, to refuse to sell, transfer or deliver Shares to any person, corporation, partnership, trust or any other legal entity, or to call for redemption from the person or entity whose most recent acquisition or purchase of Shares resulted in a concentration of Shares which is believed to be contrary to the REIT Provisions of the Internal Revenue Code, a number of Shares held by such person or entity sufficient in the opinion of the Trustees to bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements of the REIT Provisions of the Code. The redemption price shall be equal to the fair market value of the Shares as reflected in the closing bid price for the Shares on the American Stock Exchange as of the date fixed for redemption. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares, except only the right to payment of the redemption price fixed as aforesaid.

Each certificate evidencing Equity Securities shall contain a legend imprinted thereon to the following effect, or such other legends as the Trustees may from time to time adopt:

Provisions Relating to Redemption and Prohibition of Transfer

If necessary to effect compliance by the Trust with certain requirements of the Internal Revenue Code, the Securities represented by this Certificate are subject to redemption by the Trustees of the Trust and the transfer thereof may be prohibited upon the terms and conditions set forth in the Declaration of Trust. The Trust will furnish a copy of such terms and conditions to the registered holder of this Certificate upon request and without charge.

Section 6.21 Issuance of Units. Notwithstanding any other provision of this Declaration of Trust, the Trustees may issue from time to time units consisting of different Securities of the Trust. Any Security issued in any such unit shall have the same characteristics and shall entitle the registered holder thereof to the same rights as any identical Securities issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such unit or Securities of the Trust issued in any such unit) that for a specified period not to exceed one year after issuance, Securities of the Trust issued in any such unit may be transferred upon the books of Trust only in such unit.

ARTICLE VII

RIGHTS OF SHAREHOLDERS

Section 7.1 Limits of Shareholder Interest. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration of Trust and in the certificates for Shares specifically set forth. Notwithstanding any other provisions hereof, all real estate at any time forming part of the Trust Property shall be held upon trust subject to sale and conversion into personal estate at such time or times and in such manner and upon such terms as the Trustees shall approve, but the Trustees shall have power, until the termination of this Trust, to postpone such conversion so long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such real estate shall at all times be considered as personal estate; and the real estate and personal property comprising the trust estate shall constitute a single fund.

Section 7.2 Death of Shareholder. The death of a Shareholder during the continuance of this Trust shall not terminate the Trust nor give his legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased Shareholder to demand and receive, pursuant to Section 6.8 hereof, a new certificate for Shares in place and upon surrender of the certificate held by the deceased Shareholder, and upon the acceptance of such new certificate such legal representatives shall succeed to all the rights of the deceased Shareholder under this Trust.

Section 7.3 Meetings of Shareholders.

(a) Annual Meetings. Annual meetings of the Shareholders shall be held on such date at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The business transacted at such meeting shall include the election of Trustees and may include the transaction of such other business as Shareholders may be entitled to vote upon as hereinafter provided in this Article or as the Trustees may determine. The holders of a majority of outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any annual or special meeting. Failure to hold the Annual Meeting shall not work forfeiture or affect the existence of the Trust, nor shall such failure affect valid acts of the Trust. The first Annual Meeting of Shareholders shall be held within six months after the end of the first full fiscal year of the Trust. In the event that an Annual Meeting is not held in a year as above provided in this Section 7.3, a Special Meeting of Shareholders may be held in lieu thereof with all the force and effect of an Annual Meeting.

(b) Special Meetings. Special meetings of the Shareholders may be called at any time by the President or a majority of the Trustees and shall be called by the Secretary of the Trust upon written request of Shareholders holding in the aggregate not less than 20% of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. In case none of the officers is able and willing to call a special meeting, Shareholders holding in the aggregate not less than 20% of the outstanding Shares having voting rights may bring an action in the appropriate court in the Commonwealth of Massachusetts to authorize one or more of such Shareholders to call a meeting by giving such notice as is required by law.

(c) Shareholder Action by Written Consent. Any action required herein to be taken by Shareholders at a meeting may be taken without a meeting if a majority of the Shareholders entitled to vote on the matter (or such larger portion thereof as shall be required by any express provision of this Declaration of Trust) consent to the action in writing and the written consents are filed with the records of the meeting of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7.4 Notice of Meetings. Notice of all meetings of the Shareholders stating the time, place and purpose of such meeting shall be mailed or delivered by a Trustee or Trustees or an officer or agent of the Trust to each Shareholder at his registered address at least ten (10) days and not more than sixty (60) days before the meeting. No business shall be transacted at any Special Meeting of Shareholders unless notice of such business has been given in the notice of the meeting. An adjourned meeting may be held as adjourned without further notice.

Section 7.5 Majority for Quorum. The presence in person or by proxy of the holders of a majority of the Shares issued, outstanding and entitled to vote, shall be necessary to constitute a quorum at all Shareholders’ meetings for the transaction of business. If a quorum shall not be present, a majority of the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.6 Voting Rights of Shareholders. At all meetings of Shareholders each holder of Beneficial Shares shall be entitled to cast one vote for each Share of beneficial interest owned upon each Matter presented for vote. At all meetings of Shareholders each share of Preferred Stock shall have such vote, if any, as shall be determined by the Board of Trustees in accordance with Section 6.1 hereof. The Shareholders shall be entitled to vote only upon the following matters: (a) election of Trustees as provided in Section 2.2 hereof; (b) removal and election of Trustees as provided in Sections 2.3 hereof; (c) amendment of this Declaration of Trust or termination of this Trust as provided in Section 8.1 hereof; (d) any merger or consolidation of the Trust or the sale, lease or exchange of all or substantially all of the property and assets of the Trust, including its good will, as provided in Section 8.2; (e) termination as provided in

Section 3.26 hereof of any agreement entered into pursuant thereto; and (f) to the same extent as the shareholders of a Massachusetts business corporation, on the question of whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders. Except as otherwise expressly provided herein, each such matter shall require the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote. Except with respect to the foregoing matters specified in this Section 7.6 which the specified Shareholders’ vote shall determine the Trustees’ action, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

Section 7.7 Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as a Shareholder of record for purposes of such other action.

Section 7.8 Proxies. At any meeting of the Shareholders, any Shareholder entitled to vote therefore may vote by proxy, provided, however that no proxy shall be voted at any meeting unless it shall have been filed with the Secretary of the Trust before the time set for the commencement of the meeting, or at such time prior to the commencement of the meeting as may be fixed by the By-Laws of the Trust as the Secretary may direct. Neither fractional Shares nor scrip shall be entitled to any vote. When any full Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy in respect of such Share, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. If the holder of any such Share is a minor or a person of unsound mind and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest upon the challenger.

Section 7.9 Reports. The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent certified public accountant or independent public accountant on the financial statements based on an examination of the books and records of the Trust, and made in accordance with generally accepted auditing standards. A signed copy of such report and opinion shall be filed with the Trustees within 90 days after the close of the period covered thereby, and with any state securities or “Blue Sky” administrator or other similar authority who requests that such report be filed. Copies of such reports shall be mailed to all Shareholders of record within 120 days of the period covered by the report, and in any event within a reasonable period preceding the annual meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders, promptly after the end of each of the first three quarterly periods of every fiscal year, an interim report containing an unaudited balance sheet of the Trust as at the end of such quarterly period and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such quarterly period. The Trustees shall also file with any state securities or “Blue Sky” administrator or similar authority who requests it, a copy of said interim report.

Section 7.10 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation. Any federal or state securities or “Blue Sky” administrator or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books of account of the Trust and the records of the meetings of Shareholders and Trustees.

ARTICLE VIII

AMENDMENT OR TERMINATION OF TRUST

Section 8.1 Amendment or Termination. The provisions of this Declaration of Trust may be amended or altered (except as to the limitations of personal liability of the Shareholders and Trustees, the requirement of an exculpatory recital contained in Section 5.6 hereof and the prohibition of assessments upon Shareholders), or the Trust may be terminated at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote, or by an instrument or instruments in writing, without a meeting, signed by a majority of the Trustees and the holders of not less than a majority of the Trustees and the holders of not less than a majority of such Shares; provided, however, that, with the advice of counsel, the Trustees may, from time to time by a two-thirds vote of the Trustees, amend or alter the provisions of this Declaration of Trust (except as to the limitations of personal liability of the Shareholders and Trustees, the requirement of an exculpatory recital contained in Section 5.6 hereof and the prohibition of assessments upon Shareholders), without the vote or assent of the Shareholders, in the event the Trust is being operated as a “real estate investment” as described in the REIT Provisions of the Internal Revenue Code, to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification as a real estate investment trust under the REIT Provisions of the Internal Revenue Code or any interpretation thereof by a Court or other governmental agency of competent jurisdiction. Notwithstanding the foregoing, no amendment may be made pursuant to this Section 8.1 which would change any rights with respect to any outstanding shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon. Notice of any amendment to the Trust effected otherwise than by Shareholder vote shall be given to all Shareholders within 15 days after the date such amendment becomes effective.

At the next meeting of Shareholders after the Trustees shall have notified the Shareholders that an amendment to the Declaration of Trust has been effected otherwise than by Shareholder vote, there shall be submitted to the Shareholders for their approval or disapproval by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote the question as to whether such amendment should be rescinded.

Upon the termination of the Trust pursuant to this Section 8.1:

(a) The Trust shall carry on no business except for the purpose of winding up its affairs.

(b) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the

Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided, however that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by affirmative vote of not less than a majority of all outstanding Shares entitled to vote.

(c) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

Upon termination of the Trust as provided in this Section 8.1, a majority of the Trustees shall execute and lodge among the records of the Trust and with the Secretary of the Commonwealth of Massachusetts an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be cancelled and discharged.

Section 8.2 Power to Effect Reorganization. The Trustees, after receiving an affirmative vote of not less than a majority of the Shares then outstanding and entitled to vote may select or direct the organization of a corporation, association, trust or other organization with which the Trust may merge, or which shall take over the Trust property and carry on the affairs of the Trust. The Trustees may effect such merger or may sell, convey and transfer the Trust Property to any such corporation, association, trust or organization in exchange for shares or securities thereof, or beneficial interest therein with the assumption by such transferee of the liabilities of the Trust; and thereupon the Trustees shall terminate the Trust and deliver such shares, securities or beneficial interest ratably among the Shareholders of this Trust in redemption of their Shares.

Section 8.3 Compliance with Internal Revenue Code. (a) In the event the Trust is being operated as a “real estate investment trust” as described in the REIT Provisions of the Internal Revenue Code, the provisions of this Declaration of Trust giving the Shareholders the right to elect Trustees and the right to amend and terminate the Trust shall be subject to the requirements of the Internal Revenue Code. If any provision granting or limiting such Shareholders’ rights shall conflict with the requirements of Sections 856, 857 or 858 of the Internal Revenue Code, such provision shall be deemed to be void and without any force or effect ab initio, but any action taken pursuant to any such provision shall have been validly taken upon the vote of the Trustees required hereunder. In the event that the provision relating to the election of Trustees by the Shareholders of the Trust shall be deemed to be without force or effect, the Trustees then in office shall be deemed to be the acting Trustees until such time as the successor Trustees have been named and accepted their appointments. At the next meeting of Shareholders after the Trustees shall have notified the Shareholders that any or all of the Shareholders’ rights hereunder created such a conflict and, therefore, are without force and effect, there shall be submitted to the Shareholders for their approval or disapproval by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote the question as to whether such Shareholders’ right or rights should be restored. If the Shareholders vote to restore such right or rights, the Trustees, without the necessity of further Shareholder action, shall promptly take all action necessary to effect any amendments to the Declaration of Trust necessary to restore such right or rights.

(b) If any provisions of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 8.4 Trustees May Terminate Prior to Effective Date. Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Securities of the Trust shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Recording. This Declaration of Trust is executed by the Trustees and is delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth. As soon as reasonably practicable after its execution, this Declaration of Trust and any amendment hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and shall be recorded with the Clerk of the City of Boston, Massachusetts, and in all other offices in which such recording may be required from time to time by the laws of the Commonwealth of Massachusetts to qualify the Trust as a Business Trust under the provisions of Chapter 182 of the Massachusetts General Laws, and in the office of the county recorder of any county where land and/or improvements thereon owned by the Trust are located. The Trustees shall also cause to be filed with the Secretary of the Commonwealth appropriate instruments disclosing changes in the persons who are Trustees of the Trust, but such filing shall not be deemed a condition to the effectiveness of, and the failure to so file shall not be deemed to invalidate, any election or appointment of any person as a Trustee or the resignation or removal of a Trustee.

Each amendment filed to this Declaration of Trust shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein; and unless such amendment or such certificate filed with the Secretary of the Commonwealth of Massachusetts sets forth some earlier or later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of said Commonwealth. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed any time or from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive-evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

Section 9.2 Counterparts. This Declaration of Trust and any amendment hereof may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

Section 9.3 Reliance by Third Parties. Any certificate executed by a person who, according to the records of the Trust or according to the records of the Secretary of the Commonwealth of Massachusetts, appears to be a Trustee hereunder, certifying to: (a) the number or identity of

Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing or the due authorization of any action taken or to be taken by any Trustee, officer, agent or employee of the Trust, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-Law adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any of them and the successors of such person.

Section 9.4 Governing Law. This Declaration of Trust is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

Section 9.5 Construction of Trust Instrument. In the construction of this Declaration of Trust, whether or not so expressed, words used in the singular or in the plural respectively include both the plural and singular, words denoting males include females and words denoting persons include individuals, firms, associations, companies (joint stock or otherwise), trusts and corporations, unless a contrary intention is to be inferred from or required by the subject matter or context. The cover, title, headings of different parts hereof, the table of contents, the index of definitions and the marginal notes, if any, are inserted only for convenience of reference and are not to be taken to be any part hereof or to control or affect the meaning, construction, interpretation or effect hereof.

ARTICLE X

DURATION OF TRUST

Section 10.1 Duration. Subject to possible termination in accordance with the provisions of Article VIII hereof, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:

Name	Birthday	Parents’ Name	Address

Kory Lewis Berg	May 5, 1960	Kenneth & Mildred E. Berg	8 Fairway Drive Edison, New Jersey 08817

Robert Eric Berg	Dec. 9, 1962	Kenneth & Mildred E. Berg	8 Fairway Drive Edison, New Jersey 08817

Lee Steven Berg	January 6, 1958	Leonard & Thelma G. Berg	6 Moraine Road Edison, New Jersey 08817

Lon Thomas Berg	Nov. 9, 1960	Leonard & Thelma G. Berg	6 Moraine Road Edison, New Jersey 08817

Lori Marlane Berg	Aug. 21, 1965	Leonard & Thelma G. Berg	6 Moraine Road Edison, New Jersey 08817

Linda Louise Berg	Aug. 21, 1965	Leonard & Thelma G. Berg	6 Moraine Road Edison, New Jersey 08817

Jeffrey Michael Beck	Dec. 24, 1953	Felix M. & Doris Beck	70 Springbrook Road Livingston, New Jersey 07039

Bruce David Beck	Sept. 18, 1956	Felix M. & Doris Beck	70 Springbrook Road Livingston, New Jersey

Steven Paul Beck	Oct. 21, 1960	Felix M. & Doris Beck	70 Springbrook Road Livingston, New Jersey 07039

Tracey Jill Watson	July 26, 1958	Robert E. & Ann Watson	290 N. Wyoming Avenue, South Orange, New Jersey

Todd David Watson	March 1, 1962	Robert E. & Ann Watson	290 N. Wyoming Avenue, South Orange, New Jersey

Elizabeth Marmora	April 28, 1964	Joseph J. & Virginia Marmora	907 Darlene Avenue Wanamassa, New Jersey

Paul Marmora	Mar. 23, 1966	Joseph J. & Virginia Marmora	907 Darlene Avenue Wanarnassa, New Jersey

Jeffery Keith Weiner	Mar.16, 1961	David & Eileen Weiner	10 Fairview Drive Middletown, New Jersey

Joanna Beth Weiner	Aug.19, 1967	David & Eileen Weiner	10 Fairview Drive Middletown, New Jersey

Erik Helistrom Freund	Jan. 8, 1966	James C. & Barbra Freund	277 West End Avenue New York, New York 10023

Name	Birthday	Parents’ Name	Address

Thomas Hagstrom Freund	Aug. 28, 1968	James C. & Barbra Freund	277 West End Avenue New York, New York 10023

Daniel Phillip Weiner	March 7, 1956	Samuel & Eva Weiner	2 River Lane Westport, Conn. 06880

David Michel Weiner	Jan. 4, 1958	Samuel & Eva Weiner	2 River Lane Westport, Conn. 06880

Sara Michelle Weiner	Feb. 18, 1960	Samuel & Eva Weiner	2 River Lane Westport, Conn. 06880

Louis Howard Kozloff	Jan. 13, 1971	David M. & Jeraldine D. Kozloff	1507 Garfield Ave. Wyoming, Penna. 19610

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